UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 29, 2009

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.            Results of Operations and Financial Condition.

On October 29, 2009, West Marine, Inc. (the “Company”) announced its consolidated financial results for the 13-week period (third quarter) ended October 3, 2009 and for the 39-week period ended October 3, 2009.  A copy of this press release is attached hereto as Exhibit 99.1.

The press release contains disclosure of adjusted net revenues and adjusted comparable store sales for the third quarter of 2008. Adjusted net revenues and adjusted comparable store sales are not measures of financial performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The press release contains tabular reconciliations of net revenues and comparable store sales for 2008, each adjusted for comparison purposes.  Specifically, the week in fiscal 2008 that included the Fourth of July holiday, which occurred in fiscal second quarter in 2009, was removed and the first week in fiscal 2008 fourth quarter was added to essentially create a 13-week period ended October 4, 2008.  Management believes that these non-GAAP measures are useful to investors because they provide a more direct and meaningful comparison of year-over-year revenues. Adjusted net revenues and adjusted comparable store sales should not be considered as an alternative to net revenues and comparable store sales as an indicator of the Company’s financial performance. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.            Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits:

99.1	Press Release dated October 29, 2009 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: October 29, 2009	By:	/s/ Thomas R. Moran
Thomas R. Moran Senior Vice President and Chief Financial Officer